Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Sterling C. Correia

U.S. Bank National Association

300 Delaware Avenue, 9th Floor

Wilmington, DE 19801

(302) 576-3702

(Name, address and telephone number of agent for service)

Wachovia Capital Trust IV

Wachovia Capital Trust IX

Wachovia Capital Trust X

Wachovia Capital Trust XI

Wachovia Capital Trust XII

Wachovia Capital Trust XIII

Wachovia Capital Trust XIV

Wachovia Capital Trust XV

(Issuer with respect to the Securities)

Delaware	20-8260282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Wachovia Center 301 South College Street Charlotte, NC	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

Wachovia Capital Trust IV Trust Preferred Securities

Wachovia Capital Trust IX Trust Preferred Securities

Wachovia Capital Trust X Trust Preferred Securities

Wachovia Capital Trust XI Trust Preferred Securities

Wachovia Capital Trust XII Trust Preferred Securities

Wachovia Capital Trust XIII Trust Preferred Securities

Wachovia Capital Trust XIV Trust Preferred Securities

Wachovia Capital Trust XV Trust Preferred Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington, State of Delaware on the 2nd day of February, 2007.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Sterling C. Correia
Sterling C. Correia Vice President

By:	/s/ Mildred F. Smith
Mildred F. Smith Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 2, 2007

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Sterling C. Correia
Sterling C. Correia Vice President

By:	/s/ Mildred F. Smith
Mildred F. Smith Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2006

($000’s)

9/30/2006
Assets
Cash and Due From Depository Institutions	$6,436,856
Securities	39,245,651
Federal Funds	3,475,844
Loans & Lease Financing Receivables	141,382,736
Fixed Assets	2,629,727
Intangible Assets	11,923,005
Other Assets	10,799,396

Total Assets	$215,893,215

Liabilities
Deposits	$133,945,028
Fed Funds	12,987,134
Treasury Demand Notes	0
Trading Liabilities	166,479
Other Borrowed Money	31,884,451
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	7,674,530

Total Liabilities	$193,567,318

Equity
Minority Interest in Subsidiaries	$1,044,165
Common and Preferred Stock	18,200
Surplus	11,977,237
Undivided Profits	9,286,295

Total Equity Capital	$22,325,897

Total Liabilities and Equity Capital	$215,893,215

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Sterling C. Correia
Vice President

Date: February 2, 2007

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